NUMBER DB

SHARES

DARA BiOSciences INC

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

DARA BioSciences, Inc.

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 23703P 10 6

This Certifies that

SPECIMEN

is the owner of

fully paid and non-assessable shares of the Common Stock of the par value of $.01 each of

DARA BioSciences, Inc.

CERTIFICATE OF STOCK

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN OF THE BOARD

DARA BioSciences, Inc. CORPORATE SEAL DELAWARE

SECRETARY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

UNITED STATES BANKNOTE COMPANY